UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2018

INNERWORKINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-52170 (Commission File Number)	20-5997364 (I.R.S. Employer Identification No.)

600 West Chicago Avenue Suite 850 Chicago, Illinois	60654
(Address of principal executive offices)	(Zip Code)

(312) 642-3700 (Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 30, 2018, the board of directors (the “Board”) of InnerWorkings, Inc. (the “Company”) amended and restated the Company’s bylaws.

The changes effected by the amendment and restatement of the Company’s bylaws (the “Amended and Restated Bylaws”) include, without limitation, the following:

•	Updating and enhancing provisions relating to the conduct, adjournment and postponement of stockholder meetings;

•	Updating and enhancing disclosure obligations and procedural requirements for director nominations and stockholder proposals;

•	Allowing emergency special Board meetings to be held with less than 24 hours’ advance notice; and

•	Adding an exclusive forum provision identifying certain courts in the State of Delaware as the exclusive forum for the adjudication of certain intra-corporate disputes.

All of the amendments are effective October 30, 2018. While stockholder approval of the exclusive forum provision is not legally required, the Board has determined that it will seek stockholder ratification of the provision at the Company’s 2019 annual meeting of stockholders.

The preceding summary is qualified in its entirety by reference to the Amended and Restated Bylaws, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
3.1	Second Amended and Restated Bylaws of InnerWorkings, Inc. dated October 30, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNERWORKINGS, INC.

Dated: November 1, 2018	By:	/s/ Charles D. Hodgkins III
	Name:	Charles D. Hodgkins III
	Title:	Interim Chief Financial Officer